UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2024

MyMD Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36268	22-2983783
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

MyMD Pharmaceuticals, Inc.

855 N. Wolfe Street, Suite 623

Baltimore, MD 21205

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (856) 848-8698

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MYMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A is being filed to amend the Current Report on Form 8-K filed by MyMD Pharmaceuticals, Inc. (the “Company”) on May 21, 2024 (the “Original Report”), solely to correct typographical errors to the terms of the Preferred Stock and Warrants issued by the Company in the Private Placements as disclosed under the sub-headings “Series G and Series F-1 Purchase Agreements” and “Series F-1 Preferred Stock” of Item 1.01 of the Original Report. No other parts of the Original Report presented incorrect information, but for convenience, the Company has repeated the full text of the Original Report under such two sub-headings below. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Original Report.

Item 1.01 Entry into a Material Definitive Agreement.

Series G and Series F-1 Purchase Agreements

On May 20, 2024, the Company entered into a Securities Purchase Agreement (the “Series G Purchase Agreement”) with certain accredited investors (the “Series G Investors”), pursuant to which it agreed to sell to the Series G Investors (i) an aggregate of 8,950 shares of the Company’s newly-designated Series G Convertible Preferred Stock, with a par value of $0.001 per share and a stated value of $1,000 per share, initially convertible into up to 4,928,416 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a conversion price of $1.816 per share (the “Series G Preferred Stock”), (ii) short-term warrants to acquire up to an aggregate of 4,928,416 shares of Common Stock (the “Series G Short-Term Warrants”) at an exercise price of $1.816 per share, and (iii) warrants to acquire up to an aggregate of 4,928,416 shares of Common Stock (the “Series G Long-Term Warrants,” and collectively with the Series G Short-Term Warrants, the “Series G Warrants”) at an exercise price of $1.816 per share (collectively, the “Series G Private Placement”).

On May 20, 2024, the Company entered into a Securities Purchase Agreement (the “Series F-1 Purchase Agreement,” and collectively with the Series G Purchase Agreement, each a “Purchase Agreement” and collectively, the “Purchase Agreements”) with certain accredited investors (the “Series F-1 Investors,” and collectively with the Series G Investors, the “Investors”), pursuant to which it agreed to sell to the Series F-1 Investors (i) an aggregate of 5,050 shares of the Company’s newly-designated Series F-1 Convertible Preferred Stock, with a par value of $0.001 per share and a stated value of $1,000 per share, initially convertible into up to 2,780,839 shares of Common Stock at a conversion price of $1.816 per share (the “Series F-1 Preferred Stock,” and collectively with the Series G Preferred Stock, the “Preferred Stock”), (ii) short-term warrants to acquire up to an aggregate of 2,780,839 shares of Common Stock (the “Series F-1 Short-Term Warrants”) at an exercise price of $1.816 per share, and (iii) warrants to acquire up to an aggregate of 2,780,839 shares of Common Stock (the “Series F-1 Long-Term Warrants,” and collectively with the Series F-1 Short-Term Warrants, the “Series F-1 Warrants”, and together with Series G Warrants, the “Warrants”) at an exercise price of $1.816 per share (collectively, the “Series F-1 Private Placement,” and collectively with the Series G Private Placement, each a “Private Placement” and collectively, the “Private Placements”).

The Private Placements are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the Investors has represented to the Company that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and that it is acquiring the applicable securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Preferred Stock and Warrants are being offered without any general solicitation by the Company or its representatives.

The closing of each Private Placement is expected to occur on or around May 22, 2024 (the “Closing Date”), subject to the satisfaction of customary closing conditions. The aggregate gross proceeds from the Series G Private Placement are expected to be $8.9 million and the aggregate gross proceeds from the Series F-1 Private Placement are expected to be $5.0 million. The Company expects to use the net proceeds from the Private Placements for general corporate purposes.

Each Purchase Agreement contains certain representations and warranties, covenants and indemnification provisions customary for similar transactions. The representations, warranties and covenants contained in each Purchase Agreement were made solely for the benefit of the applicable parties to the applicable Purchase Agreement and may be subject to limitations agreed upon by the applicable contracting parties. Among other covenants, each Purchase Agreement requires the Company to hold a meeting of its stockholders not later than August 1, 2024, to seek approval (the “Stockholder Approval”) (i) under Nasdaq Stock Market Rule 5635(d) for the issuance of shares of Common Stock in excess of 19.99% of the Company’s issued and outstanding shares of Common Stock at prices below the “Minimum Price” (as defined in Rule 5635 of the Rules of the Nasdaq Stock Market) on the date of the applicable Purchase Agreement pursuant to the terms of the applicable Preferred Stock and the applicable Warrants, and (ii) to increase the number of authorized shares of the Company to ensure that the number of authorized shares of Common Stock is sufficient to meet the Required Reserve Amount (as defined in the Purchase Agreements) pursuant to the terms of each Purchase Agreement.

In connection with the Private Placements, pursuant to (A) an engagement letter (the “GPN Agreement”) with GP Nurmenkari Inc. (“GPN”) and (B) an engagement letter (the “Palladium Agreement,” and collectively with the GPN Agreement, the “Engagement Letters”) with Palladium Capital Group, LLC (“Palladium,” and collectively with GPN, the “Placement Agents”), the Company engaged the Placement Agents to act as non-exclusive placement agents in connection with each Private Placement, pursuant to which, the Company agreed to (i) pay the Placement Agents a cash fee equal to 3% of the gross proceeds of each Private Placement (including any cash proceeds realized by the Company from the exercise of the Series F Warrants (as defined herein)), (ii) reimbursement and payment of certain expenses, and (iii) issue to the Placement Agents on the Closing Date, warrants to purchase up to an aggregate number of shares of Common Stock equal to 3% of the aggregate number of shares of Common Stock underlying the securities issued in each Private Placement, including upon exercise of any Series F Warrants, with terms identical to the Series G Long-Term Warrants and Series F-1 Long-Term Warrants.

Series F-1 Preferred Stock

The terms of the Series F-1 Preferred Stock are as set forth in the form of Series F-1 Certificate of Designations, attached hereto as Exhibit 3.2 to this Current Report on Form 8-K (the “Series F-1 Certificate of Designations”), which will be filed with the Secretary of State for the State of Delaware prior to the closing of the Series F-1 Private Placement. The shares of Series F-1 Preferred Stock shall rank (i) pari passu to shares of Series G Preferred Stock and (ii) junior to shares of the Series F Preferred Stock issued and outstanding pursuant to the Series F Certificate of Designations, in each case, with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company. The Series F-1 Preferred Stock will be convertible into shares of Common Stock (the “Series F-1 Conversion Shares”) at the election of the holder at any time at an initial conversion price of $1.816 per share (the “Series F-1 Conversion Price”). The Series F-1 Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Series F-1 Conversion Price (subject to certain exceptions). The Company will be required to redeem the Series F-1 Preferred Stock in seven (7) equal monthly installments, commencing on December 1, 2024. The amortization payments due upon such redemption are payable, at the Company’s election, in cash at 105% of the applicable Installment Redemption Amount (as defined in the Series F-1 Certificate of Designations), or subject to certain limitations, in shares of Common Stock valued at the lower of (i) the Series F-1 Conversion Price then in effect and (ii) the greater of (A) 80% of the average of the three lowest closing prices of the Company’s Common Stock during the thirty consecutive trading day period ending and including the trading day immediately prior to the date the amortization payment is due or (B) the Floor Price (as defined in the Series F-1 Certificate of Designations), and in each case subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events. The Company may require holders to convert their Series F-1 Preferred Stock into Series F-1 Conversion Shares if (i) the closing price of the Common Stock equals or exceeds $5.448 per share (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events) for 20 consecutive trading days, (ii) the daily dollar trading volume of the Common Stock exceeds three million dollars ($3,000,000) per trading day during the same period, and (iii) certain equity conditions described in the Series F-1 Certificate of Designation are satisfied on each trading day during the same period.

The holders of the Series F-1 Preferred Stock will be entitled to dividends of 10% per annum, compounded monthly, which will be payable in arrears monthly in cash or shares of Common Stock at the Company’s option, in accordance with the terms of the Series F-1 Certificate of Designations. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Series F-1 Certificate of Designations), the Series F-1 Preferred Stock will accrue dividends at the rate of 15% per annum. Upon conversion or redemption, the holders of the Series F-1 Preferred Stock are also entitled to receive a dividend make-whole payment. The holders of the Series F-1 Preferred Stock will be entitled to vote with holders of the Common Stock on as as-converted basis, with the number of votes to which each holder of Series F-1 Preferred Stock is entitled to be calculated assuming a conversion price of $2.253 per share, which was the Minimum Price (as defined in Rule 5635 of the Rules of the Nasdaq Stock Market) applicable immediately before the execution and delivery of the Series F-1 Purchase Agreement, subject to certain beneficial ownership limitations as set forth in the Series F-1 Certificate of Designations.

Notwithstanding the foregoing, the Company’s ability to settle conversions and make amortization and dividend make-whole payments using shares of Common Stock is subject to certain limitations set forth in the Series F-1 Certificate of Designations, including a limit on the number of shares that may be issued until the time, if any, that the Company has obtained the Stockholder Approval. Further, the Series F-1 Certificate of Designations contains a certain beneficial ownership limitation after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Series F-1 Preferred Stock or as part of any amortization payment or dividend make-whole payment under the Series F-1 Certificate of Designations.

The Series F-1 Certificate of Designations includes certain Triggering Events, including, among other things, the Company’s failure to pay any amounts due to the holders of the Series F-1 Preferred Stock when due. In connection with a Triggering Event, each holder of Series F-1 Preferred Stock will be able to require the Company to redeem in cash any or all of the holder’s Series F-1 Preferred Stock at a premium set forth in the Series F-1 Certificate of Designations.

The Company will be subject to certain affirmative and negative covenants regarding the incurrence of indebtedness, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends (other than dividends pursuant to the Series F-1 Certificate of Designations, the Series G Certificate of Designations and the Series F Certificate of Designations), distributions or redemptions, and the transfer of assets, among other matters.

There is no established public trading market for the Series F-1 Preferred Stock and the Company does not intend to list the Series F-1 Preferred Stock on any national securities exchange or nationally recognized trading system.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYMD PHARMACEUTICALS, INC.

Date: June 20, 2024	By:	/s/ Mitchell Glass
	Name:	Mitchell Glass
	Title:	President and Chief Medical Officer